RETURN TO TREASURY AGREEMENT

THIS AGREEMENT is made as of the 27th day of December, 2007

BETWEEN:

MARINE PARK HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business at 850 Third Avenue, Suite 1801, New York, New York 10022 (the “Company”)

AND:

DIVERSE TRADING LTD., a British Virgin Islands corporation and having an office for business at _________________________ (the “Shareholder”).

WHEREAS:

A. The Shareholder is the registered and beneficial owner of 1,000,000 shares of the Company’s common stock.

B. The Company has entered into a Share Exchange Agreement with NewCardio, Inc., a Delaware corporation, and certain other parties (the “Merger Agreement”).

C. As a condition to the aforementioned Merger Agreement, the Shareholder has agreed to return Sixty Thousand Fifteen (60,015) shares of the Company’s common stock (the “Surrendered Shares”) held by them to the treasury of the Company for the sole purpose of the Company retiring the Surrendered Shares.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $1.00 now paid by the Company to the Shareholder, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Surrender of Shares

1. The Shareholder hereby surrenders to the Company the Surrendered Shares by delivering to the Company herewith a share certificate or certificates representing the Shares, duly endorsed for transfer in blank, The Company hereby acknowledges receipt from the Shareholder of the certificates for the sole purpose of retiring the Surrendered Shares.

Retirement of Shares

2. The Company agrees, subject to section 3 hereof, to forthwith after the closing of the Merger Agreement to retire the Surrendered Shares pursuant to §243 of the Delaware General Corporation Law and to deliver to the Shareholder a balance Certificate free of restrictive legends. .

Condition Precedent

3. Notwithstanding any other provision herein, in the event that the transactions contemplated by the Merger Agreement do not close on or before the deadline set forth is said Merger Agreement, this Agreement shall terminate and the Company shall forthwith return to the Shareholder the certificates representing the Surrendered Shares.

Representations and Warranties

4. The Shareholder represents and warrants to the Company that it is the owner of the Surrendered Shares and that it has good and marketable title to the Surrendered Shares and that the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

General

5. Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

6. Time is expressly declared to be the essence of this Agreement.

7. The provisions contained herein constitute the entire agreement among the Company and the Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Shareholder with respect to the subject matter hereof.

8. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9. This Agreement is not assignable without the prior written consent of the parties hereto.

10. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MARINE PARK HOLDINGS, INC.

By:	/s/ David Stefansky
David Stefansky
President, Chief Executive Officer and
Chief Financial Officer

SHAREHOLDER:

DIVERSE TRADING LTD.

By: